Exhibit 99.3

August 2, 2018 Second Quarter 2018 Financial Results

Disclosure Rules Cautionary Note on Forward-Looking Statements. This presentation contains forward-looking statements including, without limitation, statements concerning plans, objectives, goals, projections, strategies, future events or performance, and underlying assumptions and other statements, which are not statements of historical facts or guarantees or assurances of future performance. Forward-looking statements may be identified by the use of words like “expect,” “anticipate,” “intend,” “forecast,” “outlook,” “will,” “may,” “might,” “potential,” “likely,” “target,” “plan,” “contemplate,” “seek,” “attempt,” “should,” “could,” “would” or expressions of similar meaning. Forward-looking statements reflect management’s evaluation of information currently available and are based on our current expectations and assumptions regarding our business, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. Factors that might cause such a difference include, but are not limited to, those discussed in our Annual Report on Form 10-K, under Part I, Item 1A — “Risk Factors” and elsewhere in our other reports filed with the U.S. Securities and Exchange Commission. As a result of these or other factors, our actual results may differ materially from those contemplated by the forward-looking statements. Therefore, we caution you against relying on any of these forward-looking statements. The forward-looking statements included in this presentation are made only as of the date hereof. We undertake no obligation to publicly update or revise any forward-looking statement as a result of new information, future events or otherwise, except as otherwise required by law. This presentation contains financial measures that are not in accordance with generally accepted accounting principles in the US (“GAAP”) including EBITDA, Adjusted EBITDA, Adjusted Net Income, Adjusted EPS and Free Cash Flow. We believe these measures provide relevant and meaningful information to investors and lenders about the ongoing operating results of the Company. Such measures when referenced herein should not be viewed as an alternative to GAAP measures of performance or liquidity, as applicable. We have provided a reconciliation of these measures to the most comparable GAAP metric alongside of the respective measure or otherwise in the Appendix section of this presentation. Introductions Chris Pappas, President & CEO Barry Niziolek, Executive Vice President & CFO David Stasse, Vice President, Treasury & Investor Relations Introductions & Disclosure Rules

Key Points * See Appendix for reconciliation of non-GAAP measures. Q2 Total Company Profitability in line with Guidance Net income of $98 million and Adj EBITDA* of $170 million Results in line with prior guidance with better than expected performance in Feedstocks, Polystyrene, and Latex Binders which were offset by lower performance in Performance Plastics and Americas Styrenics Continued Progress on 2016 to 2019 Growth Initiatives Expect to achieve approximately $90 million of Adj EBITDA growth across the Latex Binders, Synthetic Rubber and Performance Plastics segments, including improvement in Polycarbonate Entire $75 million target from organic projects Approximately half of $25 million target from expected M&A Approximately one-third of this growth expected in 2018 Q3 2018 Outlook Net income of $88 million to $96 million, Diluted EPS of $2.00 to $2.19 Adj EBITDA* of $150 million to $160 million, Adj EPS* of $2.00 to $2.19 Assumes no impact from net timing and no impact from unplanned styrene outages beyond our current visibility for the quarter Full Year 2018 Outlook Net income of $393 million to $410 million, Diluted EPS of $8.95 to $9.32 Adj EBITDA* of $665 million to $685 million, Adj EPS* of $9.15 to $9.52 Outlook excludes additional unplanned styrene outages and assumes minimal net timing impacts

Since 2011, Trinseo has reduced: Plastics Acquired API and introduced portfolio of APINAT® biodegradable and compostable bioplastics used in coffee capsules Opened the Plastics Research Center in Terneuzen, the Netherlands Synthetic Rubber Advanced green tire technology with SPRINTANTM Advanced S-SBR and Nd-BR Latex Binders Increased bridge durability with Modifier ATM/NA Latex concrete additive Developed white roof coatings with LIGOSTM binders that improve energy efficiency of buildings Trinseo’s employee Engagement Survey found safety to be one of the highest-rated areas of the Company Trinseo introduced the new Safety on Purpose behavior-based safety program across the globe 20 locations worldwide participated in Trinseo’s annual Volunteer Days, with employees logging 3,284 total hours of service Total waste by 41% Water consumption by 29% GHG emissions (from sources owned or controlled by the company) by 24% Electricity use by 10% Volatile Organic Compounds (VOC) emissions by 42% Nitrogen oxide (NOx) emissions by 26% 2017 Sustainability Report

Profitability in line with guidance and significantly above prior year Net income and Adjusted EBITDA* included a favorable net timing impact of about $10 million on a pre-tax basis Cash from operations of $142 million and Free Cash Flow* of $113 million included $13 million of lower working capital; $37 million of share repurchases during the quarter Trinseo Q2 2018 Financial Results * See Appendix for reconciliation of non-GAAP measures. Net Sales $2.24 $2.40 $1.34 $1.39 Diluted EPS Adj EPS* EPS ($) Q2'18 Q2'17 $1,237 $98 $1,145 $60 Net Sales Net Income Net Sales & Net Income ($MM) Q2'18 Q2'17 $170 $126 Q2'18 Q2'17 Adjusted EBITDA* ($MM)

Continued mix shift improvement through volume growth in carpet and adhesives & construction Adjusted EBITDA flat as higher volumes and favorable net timing were offset by raw material dynamics including higher cost in Asia Latex Binders $281 $292 Q2'18 Q2'17 Net Sales ($ MM) $36 $36 Q2'18 Q2'17 Adjusted EBITDA ($MM) 289 287 Q2'18 Q2'17 Volume (MM Lbs)

Higher sales volume and currency impacts increasing net sales versus prior year, but were more than offset by raw material pass through Adjusted EBITDA higher versus prior year as favorable net timing impacts were partially offset by lower margins Synthetic Rubber $155 $174 Q2'18 Q2'17 Net Sales ($ MM) $31 $28 Q2'18 Q2'17 Adjusted EBITDA ($MM) 161 158 Q2'18 Q2'17 Volume (MM Lbs)

Net sales increase vs prior year driven by new China ABS capacity, API Plastics, and currency impacts Adjusted EBITDA includes $10 million unfavorable impact from planned major maintenance activities Performance Plastics $413 $339 Q2'18 Q2'17 Net Sales ($ MM) $49 $48 Q2'18 Q2'17 Adjusted EBITDA ($MM) 352 325 Q2'18 Q2'17 Volume (MM Lbs)

Net sales increase versus prior year due mainly to higher sales volume in Asia Adjusted EBITDA higher due to sales volume and favorable net timing impacts Polystyrene $286 $233 Q2'18 Q2'17 Net Sales ($ MM) $14 $7 Q2'18 Q2'17 Adjusted EBITDA ($MM) 381 345 Q2'18 Q2'17 Volume (MM Lbs)

Year-over-year increase due primarily to higher styrene margins as well as favorable net timing impacts Feedstocks & Americas Styrenics FEEDSTOCKS Year-over-year increase due to higher styrene margins including prior year spot sales at lower margin following a maintenance outage Dividends: $38 million in Q2 2018 AMERICAS STYRENICS $32 ($1) Q2'18 Q2'17 Adjusted EBITDA ($MM) $33 $30 Q2'18 Q2'17 Adjusted EBITDA ($MM)

Western Europe and Asia Styrene Margin Trends Western Europe Margin (1) Asia Margin (2) Q2 to Q3 ~($115/MT) Trinseo’s Feedstocks reporting segment captures styrene monomer margin through both internally produced and cost-based purchases of styrene. In 2018, we estimate that we will produce approximately 700 kilotons of styrene in Western Europe and purchase approximately 185 kilotons of styrene in Asia with cost-based economics. With all other inputs remaining equal, a $50 per metric ton change in styrene margins would be expected to impact the Feedstocks reporting segment’s annual Adjusted EBITDA by approximately $35 million in Europe and approximately $9 million in Asia. Other factors that could impact the Feedstocks segment Adjusted EBITDA include, but are not limited to, utilities, freight, manufacturing costs, overhead costs, production outages, currency, discounts of styrene, benzene, and ethylene, as well as raw material timing. SOURCE: Western Europe Styrene, Benzene, Ethylene Prices: ICIS. Asia Styrene, Benzene, Ethylene prices: IHS. Styrene margin over raw materials: Trinseo. (1) Styrene: W. Europe Contract Monthly Market (Delivered W. Europe); Benzene: 50% W. Europe Spot Avg (CIF NW Europe / Basis ARA) and 50% W. Europe Contract – Market (FOB/CIF W. Europe); Ethylene: W. Europe Contract – Market Pipeline (Delivered W. Europe). (2) Styrene: NE Asia Avg Spot Posting (CFR China); Benzene: NE Asia Spot Avg (FOB S. Korea); Ethylene: NE Asia Spot Avg (CFR NE Asia). Styrene margin over raw materials: Styrene less (80% * Benzene) less (30% * Ethylene). Styrene Ethylene Benzene SM Margin over Raw Materials Styrene Ethylene Benzene SM Margin over Raw Materials Q2 to Q3 ~($100/MT) TO BE UPDATED $294 $237 $322 $189 $206 $202 $231 $322 $262 $287 $344 $348 $287 $234 $177 Jul-17 Aug-17 Sep-17 Oct-17 Nov-17 Dec-17 Jan-18 Feb-18 Mar-18 Apr-18 May-18 Jun-18 Jul-18 Aug-18 Sep-18 Styrene Margin - USD/MT Prices – USD/MT $413 $428 $639 $476 $292 $306 $380 $612 $683 $555 $468 $445 $374 $342 $401 Jul-17 Aug-17 Sep-17 Oct-17 Nov-17 Dec-17 Jan-18 Feb-18 Mar-18 Apr-18 May-18 Jun-18 Jul-18 Aug-18 Sep-18 Styrene Margin - USD/MT Prices – USD/MT

Q3 and Full Year 2018 Outlook

TRINSEO

	Q3 Adj EBITDA* ($MM)	FY Adj EBITDA*	Assumptions
Latex Binders	~$30	~$120	· Continued steady performance
Synthetic Rubber	~$20	~$100	· Softer than expected tire markets, ramp of new SSBR capacity slower than expected · FY includes ~$9 million favorable net timing impacts
Performance Plastics	$60 - $65	~$240	· Raw material competitive dynamics driving lower annual Adj EBITDA expectation · Full year growth driven by ABS capacity, API Plastics
Polystyrene	~$12	~$47	· Full year performance roughly flat YoY
Feedstocks	~$20	~$115	· Q3 sequentially lower as styrene supply returns after seasonal outage period · FY incl ~$20 million unplanned outage impacts in H1
Americas Styrenics	$30 - $35	~$140	· FY includes known unplanned outage impacts
Corporate	~($23)	~($90)	· Effective tax rate of ~18% · Cash Paid for Interest of ~$50 million, Cash Paid for Income Taxes of ~$95 million, CapEx of ~$150 million
Net Income	$88 - $96	$393 - $410	
Adjusted EBITDA*	$150 - $160	$665 - $685	
EPS (diluted)	$2.00 - $2.19	$8.95 - $9.32	
Adj EPS*	$2.00 - $2.19	$9.15 - $9.52	

* See Appendix for reconciliation of non-GAAP measures.

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Appendix

US GAAP to Non-GAAP Reconciliation NOTE: For definitions of non-GAAP measures as well as descriptions of reconciling items from Net Income to Adjusted EBITDA and to Adjusted Net Income, refer to the accompanying Exhibit 99.1 – Press Release, August 2, 2018. Totals may not sum due to rounding. Profitability Outlook

US GAAP to Non-GAAP Reconciliation NOTE: Totals may not sum due to rounding.

Selected Segment Information * See this Appendix for reconciliation of non-GAAP measures. NOTE: Totals may not sum due to rounding.